EXHIBIT 99

Form 4 - Joint Filer Information

Name:                               Frost Gamma Investments Trust
Address:                            4400 Biscayne Boulevard, 15th Floor
                                    Miami, Florida 33137
Designated Filer:                   Phillip Frost, M.D.
Issuer & Ticker Symbol:             clickNsettle.com, Inc. (CKST.OB)
Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                   August 29, 2008

If Amendment, Date Original
Filed (Month/Day/Year):             Not Applicable

Relationship of Reporting Person
to Issuer:                          10% Owner

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:        /s/ Phillip Frost, M.D., Trustee
                  ---------------------------------
                  Phillip Frost, M.D., Trustee